EXHIBIT 10.1










                        JOINT VALUE ENHANCEMENT AGREEMENT

                                  by and among


                              PANNONIAN ENERGY INC.

                                       and

                                    M-I, LLC
                            NABORS DRILLING USA, LP,
                             POOL WELL SERVICES CO.,
                         RED OAK CAPITAL MANAGEMENT LLC
                                       and
                       Schlumberger Technology Corporation

                                      dated

                                January 16, 2004


                              CARBON, DUCHESNE AND
                              UINTAH COUNTIES, UTAH

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                                TABLE OF CONTENTS


1.       DEFINITIONS...........................................................1


2.       THE PROJECT WELLS.....................................................5


3.       PROJECT GOVERNANCE....................................................5


4.       THE SERVICES..........................................................8


5.       SERVICE PARTY COMPENSATION...........................................11


6.       OPERATION OF THE PROJECT WELLS.......................................13


7.       EARLY BUYOUT.........................................................15


8.       TERM.................................................................15


9.       GENERAL TERMS AND CONDITIONS.........................................16


10.      CONFIDENTIAL INFORMATION AND INTELLECTUAL PROPERTY...................17


11.      NOTICES..............................................................19


12.      MISCELLANEOUS PROVISIONS.............................................20


13.      SEVERABILITY; SAVINGS CLAUSE.........................................22


14.      WARRANTIES/DISCLAIMERS...............................................22


15.      FORCE MAJEURE........................................................22


16.      RELATIONSHIP OF THE PARTIES..........................................23


17.      REASONABLENESS.......................................................23

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18.      CONFLICTS OF INTEREST................................................23


19.      CORPORATE POWER AND AUTHORITY........................................24


20.      PUBLIC ANNOUNCEMENTS.................................................24


21.      MODIFICATION OF EXHIBITS.............................................24


22.      NO LIABILITY; INDEMNITY..............................................25


23.      COUNTERPARTS.........................................................26


EXHIBITS

Exhibit A.........Contract Area
Exhibit B.........Project Governance
Exhibit C.........Master Service Agreements
Exhibit D.........Engagement Letter
Exhibit E.........Computations
Exhibit F.........Financial Accounting Procedures
Exhibit G.........Form of Pannonian Collateral Documents







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                        JOINT VALUE ENHANCEMENT AGREEMENT


This JOINT VALUE ENHANCEMENT AGREEMENT (the "Agreement") is entered into this 16th day of January, 2004 by, between and among Pannonian Energy Inc. ("Pannonian"), a Delaware corporation; M-I, LLC ("M-I"), a Delaware limited liability company; Nabors Drilling USA, LP ("Nabors"), a Delaware limited partnership; Pool Well Services Co. ("Pool"), a Delaware corporation; Red Oak Capital Management LLC ("red Oak"), a Delaware corporation; and Schlumberger Technology Corporation ("Schlumberger"), a Texas corporation. In this Agreement, M-I, Nabors, Pool, Red Oak and Schlumberger are referred to individually as a "Service Party" and collectively as the "Service Parties."

WHEREAS, Pannonian owns numerous oil and gas leasehold interests covering lands within portions of Carbon, Duchesne and Uintah Counties, Utah, as depicted on the attached Exhibit A ("Contract Area");

WHEREAS, Pannonian wishes to develop the Contract Area by drilling fifty (50) new wells;

WHEREAS, the Service Parties wish to become the exclusive suppliers of certain goods and services for Pannonian's development of the Contract Area, and

WHEREAS, as an inducement for Pannonian to grant such exclusivity, the Service Parties are willing to accept Deferred Payments for a portion of those goods and services; and

WHEREAS, Pannonian and the Service Parties wish to accomplish the foregoing in accordance with the terms of this Agreement;

NOW, THEREFORE, in consideration of the mutual promises, conditions and agreements herein contained, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.       DEFINITIONS

         For purposes of this Agreement, including the Exhibits, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article have the meanings assigned to them herein and the capitalized terms defined elsewhere in this Agreement by inclusion in quotation marks have the meanings so ascribed to them.

          1.1 "Accrual Method of Accounting" means a method of accounting in which (i) the Gross Proceeds for a Month shall be the net amount recognized and recorded during such Month in Pannonian's ledgers for sales of Hydrocarbon Production from a Project Well and (ii) the Production Costs for a Month shall be the amount incurred in connection with that Project Well and recorded during such Month in Pannonian's ledgers as production costs, with all such proceeds and costs being determined in accordance with Generally Accepted Accounting Principles ("GAAP") and Council of Petroleum Accountants Societies ("COPAS") guidelines and procedures.

          1.2 "AFE" means an Authority for Expenditure prepared for the purpose of estimating the costs to be incurred in connection with a proposal to drill, deepen, plug back, complete, recomplete, sidetrack or rework a Project Well.

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          1.3  "Affiliate"  means, with respect to any Person,  any other Person controlling or controlled by or under common control with such Person, with the concept of control in such context meaning the possession, directly or indirectly, of the power to direct the management and policies of another, whether by ownership of voting securities, contract or otherwise. With respect to a corporation, partnership or limited liability company, control is conclusively deemed to exist where a Person owns fifty percent (50%) or more of the voting stock in such corporation or of the voting interest as a partner in such partnership or as a member of such limited liability company.

          1.4 "Agreement" means this Joint Value Enhancement Agreement between and among the Parties, including the Exhibits attached hereto or referred to herein.

          1.5 "Bundle" means a specific group of Project Wells approved by the Executive Committee and the Oilfield Service Parties pursuant to
               Article 3.3.2, consisting of the first twelve (12) Project Wells (the two [2] Evaluation Wells and the next ten [10] Project Wells that are completed thereafter, whether as producers or dry holes) in the first Bundle; the next ten (10) Project Wells that are completed, whether as producers or dry holes, in the second Bundle, and successive groups of the following ten (10) Project Wells that are completed, whether as producers or dry holes, in each of the following Bundles; provided however, that if for any reason the full number of Project Wells are not drilled in the final Bundle, then the final Bundle shall consist only of such lesser number of Project Wells as were actually commenced.

          1.6 "Business Day" means any day other than a Saturday, a Sunday, or a day on which the United States Postal Service is not scheduled to deliver ordinary first class mail.

          1.7 "Deferred Payment" means the monthly payments calculated on a Bundle by Bundle basis due each Service Party under the terms of this Agreement in consideration of its provision of Risked Services with the amount of each such Deferred Payment due each Service Party being calculated as the amount equal to the Net
               Profits for such Bundle times the applicable Service Party's Percentage for such Bundle.

          1.8  "Deferred Payment Account" is defined in Article 5.4.

          1.9 "Effective Date" means the effective date of this Agreement, being January 16, 2004.

          1.10 "Engagement Letter" means that certain letter agreement dated December 8, 2003, entered into between Red Oak Capital Management, LLC and Pannonian, pursuant to which Red Oak will, at Pannonian's request, arrange for financing for a portion of the services provided on the Project Wells within the Contract Area, a copy of which is attached hereto as Exhibit D.

          1.11 "Evaluation Wells" means the Lytham Federal #22-22-9-19 and the Federal #32-31-9-19 wells completed by Schlumberger pursuant to that certain Joint Value Enhancement Agreement by and between Pannonian Energy Inc. and Schlumberger Technology Corporation dated November 3, 2003.

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          1.12 "Excess  Production  Costs"  for a  Month  means  the  amount  of
               Production Costs, together with any Excess Production Costs carried forward from a prior Month, that are in excess of the Gross Proceeds for such Month.

          1.13 "Exhibits" means the exhibits to this Agreement, as such exhibits may be amended from time to time.

          1.14 "Gross Proceeds" for a Month means the amount earned by Pannonian from the sale of Hydrocarbon Production from each Project Well, computed in accordance with Exhibit E attached hereto and using the Accrual Method of Accounting.

          1.15 "Hydrocarbon Production" means all crude oil, natural gas, condensate and other liquid and gaseous hydrocarbons produced, saved and sold from the Contract Area.

          1.16 "Investment Election" shall have the same meaning assigned to that term in the Engagement Letter attached hereto as Exhibit D.

          1.17 "Master Service Agreement" means, as to Schlumberger, Nabors, Pool and M-I, the service agreement entered into between that Service Party and Pannonian, pursuant to which that Service Party will provide Services in connection with the Project Wells. Copies of (i) the executed Schlumberger and M-I Master Service Agreements and (ii) forms of the Nabors and Pool Master Service Agreements are attached hereto as Exhibit C.

          1.18 "Month" means the period beginning at 7:00 a.m. Mountain time on the first day of any calendar month and ending at the same time on the first day of the next succeeding calendar month.

          1.19 "Negative Account Balance" means, at any given time, the amount by which the cumulative value of the Risked Services provided by a given Service Party exceeds the cumulative amount of the Deferred Payments received by such Service Party.

          1.20 "Net Profits" for the Project Wells for any Month means the amount by which the Gross Proceeds for the Project Wells exceeds the sum of (a) Production Costs for the Project Wells for that Month, plus (b) Recompletion Costs for the Project Wells for that Month, plus (c) Excess Production Costs for the Project Wells as of the end of the immediately preceding Month.

          1.21 "Pannonian's Working Interest" means that portion of the working interest ownership in a given Project Well (determined according to industry custom and practice) attributable to Pannonian's ownership of the lease on which such well is located (including farm-in interests and other related interests).

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          1.22 "Party"  means  Pannonian,   M-I,   Nabors,   Pool,  Red  Oak  or
               Schlumberger,   individually;  "Parties"  means  Pannonian,  M-I,
               Nabors, Pool, Red Oak and Schlumberger, collectively.

          1.23 "Percentage" means, as to each Service Party and as to each Bundle, the percentage determined by the Executive Committee by dividing that Service Party's Expenditures on such Bundle by the Total Well Construction and Completion Costs attributable to that Bundle; provided, however, that until finally determined by the Executive Committee pursuant to Article 3.4(g), the Percentage, as to each Service Party and as to that Bundle, shall be provisionally determined by the Executive Committee, either by dividing each of the anticipated Service Party's Expenditures as shown in all applicable AFEs, by the estimated Total Well Construction and Completion Costs shown in those AFEs or by such other method as the Executive Committee may believe appropriate under the circumstances.

          1.24 "Person" means any individual,  governmental agency, corporation,
               partnership,   joint  venture,   trust,  estate,  joint  venture,
               unincorporated organization, or other entity or organization.

          1.25 "Production Costs" for a Month means the costs incurred by Pannonian during such Month that are allocable to Pannonian's Working Interest in the Project Wells (including without limitation plugging, abandonment and reclamation costs), computed in accordance with Exhibits E and F and using the Accrual Method of Accounting. For purposes of calculating the Deferred Payments, Production Costs will be determined and allocated on a Bundle-by-Bundle basis.

          1.26 "Project Well" means a well commenced under the terms of this Agreement in the Wasatch, Mesaverde, Castlegate or Blackhawk formations, starting at a depth below the Green River Formation and ending at a depth equivalent to the top of the Mancos formation.

          1.27 "Prudent Standards" means the standards of reasonable and prudent business judgment and sound oil and gas field practices, in compliance with applicable federal, state and local laws, rules and regulations.

          1.28 "Recompletion Costs" means the actual charges to all working interest owners in connection with the recompletion of a Project Well; provided, however, that no portion of Recompletion Costs shall ever duplicate amounts that have been included in the Production Costs for that same well.

          1.29 "Representative" means a director, officer, supervisor, employee, partner, technical consultant, attorney, accountant, lender, financial advisor, marketing representative or other consultant or agent of a Party.

          1.30 "Risked Services" means those Services, or that portion of Services, that a Service Party provides in exchange for Deferred Payments in accordance with the terms of this Agreement.

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          1.31 "Service  Party's  Expenditures"  means  (i) as to  Schlumberger,
               Nabors, Pool and M-I, the cumulative value of the Risked Services provided by such Service Party on a given Bundle, as evidenced by invoices issued by each Service Party for their respective Risked Services and (ii) as to Red Oak, the cumulative total of funds provided by Red Oak on a given Bundle.

          1.32 "Services" means those products, goods and services supplied by the Service Parties to Pannonian as set out in Article 4.1.

          1.33 "Third Party" means a Person who is not a Party or an Affiliate of a Party.

          1.34 "Total Well Construction and Completion Costs" means the actual charges to Pannonian, in its capacity as a working interest owner in connection with the drilling and completing of a Project Well; provided, however, that no portion of Total Well Construction and Completion Costs shall ever duplicate amounts that have been included in the Production Costs or Recompletion Costs for that same well.

          1.35 "Unrisked Services" means, as to each Service Party, the Services or that portion of Services that are not Risked Services and for which that Service Party will receive or has elected to receive payments under the terms of the applicable Master Service Agreement, rather than Deferred Payments.

2.       THE PROJECT WELLS

          2.1 Overview. Pannonian and the Service Parties will work together, using the project governance principles set forth in Article 3, to develop the oil and gas resources contained in that portion of the Contract Area in which Pannonian may conduct oil and gas operations, whether through ownership of oil and gas leasehold interests or through communitization, pooling or unitization agreements.

          2.2 Field Development Plan. The Technical Committee will, not later than January 23, 2004, propose to the Executive Committee an initial field development plan, identifying prospective drilling locations in the Contract Area, the sequence of drilling and anticipated drilling and completion protocols and will from time to time thereafter propose to the Executive Committee appropriate amendments and additions to such plan. The plan actually adopted by the Executive Committee, as subsequently amended by the Executive Committee, shall be the "Field Development Plan." The Executive Committee shall provide to each Service Party a copy of the Field Development Plan and shall thereafter timely inform each Service Party of all amendments and additions to the Field Development Plan. All Project Wells will be drilled and completed in accordance with the Field Development Plan then in effect.

3.       PROJECT GOVERNANCE

          3.1 Principles. The Parties will work together in a spirit of openness and cooperation in an effort to achieve efficient Hydrocarbon Production from the Project Wells. A graphic illustration of the Parties' anticipated responsibilities appears in the attached Exhibit B.

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          3.2  Pannonian  as  Operator.  Based  upon  existing  joint  operating agreements and leasehold ownership, the Parties anticipate that Pannonian will be and remain the operator of all of the Project Wells. Nothing in this Agreement shall have the effect of modifying or superseding Pannonian's position as operator. It is the stated policy of Schlumberger not to take any equity interest in the leases in the Contract Area, the production or reserves
               associated   therewith   or  other   property  of   Pannonian  in
               consideration for providing the Risked Services. The Parties acknowledge that the sole compensation to the Service Parties for providing Risked Services shall be the Deferred Payments.

          3.3  Schlumberger as Project Well Coordinator.

               3.3.1Schlumberger, acting under the direction of Pannonian in its capacity as operator, shall serve as Project Well Coordinator, facilitating the effective collaboration of Pannonian, the Service Parties and any Third Party service providers in the supply of proposed products and services for the Project Wells. In such capacity and subject to the provisions of Article 3.3.2, Schlumberger shall communicate with the Service Parties concerning their elections to provide both Unrisked Services and Risked Services for each Project Well and, in conjunction with the Technical Committee, shall ensure that all Risked Services proposed for that Project Well are in compliance with the limitations set forth in Articles 4.2 and 4.3 below. When Schlumberger has satisfactory commitments from each of the Service Parties as to the Unrisked Services and Risked Services to be provided for a particular Project Well, it shall notify the Technical Committee of such commitments, indicating the availability and proposed timing for the provision of these Services. The Parties anticipate that Schlumberger will provide such notification within fourteen (14) days after the concerned Project Well has been included in the Field Development Plan. In consideration of its performance of these coordination services, Schlumberger will earn a fee determined by the Executive Committee and included in the approved AFE for each Project Well, the full amount of which shall be included as part of Schlumberger's Service Party Expenditures for that Project Well.

               3.3.2The  Executive   Committee  shall  present  to  the  Service
                    Parties, other than Red Oak, (for purposes of this Article 3.3.2, referred to as the "Oilfield Service Parties") each proposed Bundle approved by the Executive Committee. Should the Oilfield Service Parties collectively elect not to offer one hundred percent (100%) of their Services on each proposed Project Well in such Bundle as Risked Services, Schlumberger shall identify to the Executive Committee that well or wells within the proposed Bundle on which the Oilfield Service Parties chose not to provide one hundred percent (100%) of their Services as Risked Services. The


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                    Executive Committee shall then substitute proposed wells for inclusion in the proposed Bundle until the Oilfield Service Parties agree to offer one hundred percent (100%) of their Services on all wells in the proposed Bundle as Risked Services. The Executive Committee and Oilfield Service Parties may mutually agree at any time during the drilling of the wells within a proposed Bundle to substitute a well for any proposed Project Well within such proposed Bundle. Should any reduction in the percentage of Risked Services be required pursuant to Pannonian's election to provide funds as set out in Article 4.2.1 below, Schlumberger shall coordinate proportional reductions with the Oilfield Service Parties in accordance with Article 4.2.4.

          3.4 Executive Committee. Promptly following the execution of this Agreement, Pannonian and Schlumberger shall establish an Executive Committee consisting of four (4) members, two (2) of which shall be appointed by Pannonian from its management and two
               (2) of which shall be appointed by Schlumberger from its or its Affiliate's management. The Executive Committee shall meet at least once each calendar quarter in Denver, Colorado or as otherwise set out herein. Within seven (7) days after the execution of this Agreement, the Parties will exchange a list of their respective appointments, as well as any designated alternates.

               Pannonian shall designate one (1) of its two (2) members as the Chairman of the Executive Committee (the "Chairman"). The Chairman shall schedule meetings of the Executive Committee, arrange for the preparation and distribution of notices as well as an agenda of the meetings and preside and keep minutes. Special meetings shall be held upon the request of any two (2) members of the Executive Committee under this Agreement. The Chairman shall transmit written notices of all meetings to each member at least seven (7) days in advance of the meeting. A quorum for the conduct of Executive Committee business shall consist of three (3) members, and such quorum may be by person, by proxy, or by telephone.

               The Executive Committee shall generally oversee all hydrocarbon development and production activities occurring pursuant to this Agreement. Without limiting the generality of the foregoing, the Executive Committee shall have the authority and responsibility to:

               a. Appoint a committee composed of Pannonian and Schlumberger technical personnel ("Technical Committee"), the responsibilities of which shall include, but not be limited to, the preparation of the suggested field development plan and appropriate subsequent amendments and modifications. Both Pannonian and Schlumberger shall earn a fee determined by the Executive Committee for their work on the Technical Committee (including any start-up costs) and included (without duplication in subsequent AFEs) in the approved AFE for the next Project Well actually drilled. Schlumberger's share of such fee shall be included as part of Schlumberger's Service Party's Expenditures for that Project Well and Pannonian's share shall be a line item on the AFE for the applicable Project Well;

               b. Adopt the Field Development Plan within fourteen (14) days of the Effective Date of this Agreement, and thereafter adopt appropriate amendments and modifications to such plan;

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               c.   Approve  or  disapprove  an AFE for  each  single  operation
                    (whether drilling, completing, deepening, plugging back, recompleting, sidetracking or reworking) anticipated to cost more than Fifty Thousand Dollars ($50,000) in connection with a Project Well, with the understanding that such operation will not be undertaken unless there is an approved AFE;

               d. Attempt to resolve conflicts between the Parties concerning this Agreement and the activities contemplated hereby;

               e.   Recommend appropriate actions to optimize the performance of
                    each  Project  Well  in  accordance   with  good  production
                    practices;

               f. Provide Pannonian and Schlumberger quarterly reports on the activities conducted pursuant to this Agreement, the Service Parties' Expenditures in respect of each Bundle, and a computation of each Service Party's Percentage in respect of each Bundle; and

               g. Determine the Percentage of each Service Party in each Bundle on a provisional basis as each Project Well in that Bundle is drilled and completed and on a final basis not sooner than sixty (60) days nor later than ninety (90) days after the completion and equipping of the last well in that Bundle.

          Matters requiring Executive Committee action shall be decided by unanimous vote of the Executive Committee members present at a meeting and voting in person, by proxy or by telephone. All proxies shall be in writing. Any action permitted to be taken by the Executive Committee may also be taken without a meeting by means of a written consent to the action signed by all members of the Executive Committee.

     4.   THE SERVICES

          4.1 Service Party Exclusivity. Pannonian hereby grants each Service Party the exclusive right to provide the following Services in the Contract Area, so long as such Service Party can deliver its Services as reasonably requested by the Executive Committee:

               (a) Schlumberger. Schlumberger shall have the right to provide the following goods and services at mutually agreed upon market prices and in accordance with its Master Service Agreement included in Exhibit C hereto:

                    i.   coordination of field services
                    ii.  well  cementing  products and services
                    iii. formation evaluation logging products and services
                    iv.  well completion products and services
                    v.   data management and consulting services
                    vi.  well perforating products and services
                    vii. well testing and evaluation products and services
                    viii.directional   drilling  and  measurement  products  and
                         services

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                    ix.  well stimulation, fracturing and acidizing products and services
                    x.   coiled tubing  products and services
                    xi.  downhole  pumps
                    xii. slickline products and services
                    xiii.well/field  monitoring  and  measurement  products  and services

               (b) Nabors and Pool. Nabors and Pool shall have the right to provide drilling, reworking and related services in accordance with their Master Service Agreements, forms of which are included in Exhibit C.

               (c) M-I. M-I shall have the right to provide drilling and completion fluids, production chemicals, pressure control, drilling waste management services and solids control and in accordance with its Master Service Agreement included in Exhibit C hereto.

               (d) Red Oak. Red Oak shall have the right to provide funding in accordance with the terms of its Engagement Letter attached as Exhibit D.

         Rates to be charged by Nabors and Pool for their Services shall be determined in accordance with the applicable Master Service Agreement. Rates to be charged by Schlumberger and M-I for their Services shall be determined in accordance with their respective then current price lists, which shall not be modified more frequently than once every six
         (6) months.

         Pannonian shall not enter into any agreement that conflicts with the exclusivity granted to the Service Parties herein, although Pannonian does reserve the right freely to contract with Third Parties for such Services as the Service Parties may be unable to provide as reasonably requested by the Executive Committee

         4.2      Parties' Expenditures

                    4.2.1General.   As   indicated   in  Article   4.2.2  below,
                         Pannonian will have the right to provide funding for a percentage of the Total Well and Construction Costs for each Project Well. The aggregate value of all Risked Services provided by all Service Parties in a Project Well may never exceed the difference between the Total Well Construction and Completion Costs for that well less the portion being provided by Pannonian.

                    4.2.2Pannonian Expenditures.  In connection with the Project
                         Wells in the first through third Bundles, Pannonian may elect to provide up to twenty percent (20%) of the Total Well Construction and Completion Costs, although it must provide (i) at least five percent (5%) of the Total Well Construction and Completion Costs of each well in the first Bundle and (ii) at least the same percentage in the Project Wells in the second Bundle and (iii) at least the same percentage in the third Bundle as it funded in the second Bundle. In connection

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                         with the Project Wells in the fourth and fifth Bundles,
                         Pannonian may elect to provide up to thirty percent (30%) of the Total Well Construction and Completion Costs, although it must provide (i) at least the same percentage in each of the Project Wells in the fourth Bundle as it funded in the third Bundle and (ii) at least the same percentage in each of the Project Wells in the fifth Bundle as it funded in the fourth Bundle. Pannonian shall notify the Executive Committee as to its election in connection with each Bundle no later than seven (7) days after the first Project Well in each Bundle is identified in the Field Development Plan.

                    4.2.3Red  Oak   Expenditures.   If  Red  Oak   delivers  its
                         Investment Election within one hundred twenty (120) days after December 8, 2003, as provided in the Engagement Letter attached hereto as Exhibit D, Red Oak shall provide Pannonian cash funding in accordance with the terms of its Investment Election equal to thirty-five percent (35%), subject to any adjustment made pursuant to Article 4.2.6, of the anticipated completed well cost shown in the AFE for each Project Well.

                    4.2.4Expenditures  of Other  Service  Parties.  Because  the
                         percentage of Pannonian's funding will not vary as to the Project Wells in a particular Bundle except as provided by Article 4.2.6, and because the percentage of funding provided by Red Oak likewise will not vary as to any of the Project Wells, except as provided by
                         Article 4.2.6, the Technical Committee may find it necessary to adjust the amount of Risked Services furnished by the remaining Service Parties. If the Technical Committee determines that the Risked Services proposed by all Service Parties will exceed the completed well cost shown in the AFE, after deduction of the amounts to be paid by Pannonian and Red Oak, then it will direct Schlumberger to coordinate appropriate proportional reductions of the Risked Services to be provided by the other Service Parties, so that the Pannonian funding and the Risked Services will exactly satisfy the Total Well Construction and Completion Costs. In no event shall Schlumberger, Nabors, Pool or M-I be required to provide anything other than the value of their respective Services as Risked Services.

                    4.2.5AFE Approval.  Before commencement of the first Project
                         Well in each Bundle, the Executive Committee shall, by unanimous consent, approve one or more AFEs setting forth the estimated cost of the Services to be provided by each of the Service Parties and indicating the percentage of such Services which are to be Risked Services and which are to be Unrisked Services. All costs to be borne by Pannonian shall be approved by the Executive Committee and set forth in the applicable AFE.

                    4.2.6Cost Overruns.  Pannonian may incur  expenditures of up to one hundred ten percent (110%) of the total amount anticipated in the AFE for a particular operation without consultation with the Executive Committee; provided, however, that the entire amount of the cost overrun shall be borne by Pannonian. When Pannonian reasonably anticipates that the one hundred ten percent (110%) limit set forth in the preceding sentence will be exceeded, however, Pannonian shall furnish to the Technical Committee a reasonably detailed estimate of the anticipated overexpenditure and the reasons therefor. Schlumberger shall, after consultation with the other Service Parties, determine whether and to what extent, if any, the Service Parties wish to

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

                         provide additional Risked Services to satisfy the overexpenditure and advise the Technical Committee of the amount of additional Risked Services, if any, to be provided by each Service Party. The Technical Committee shall then submit a revised AFE to the Executive Committee for its approval or modification, with Pannonian bearing the entire amount of the cost overrun that is not provided by the Service Parties through the provision of additional Risked Services.

          4.3     Special Limitations on Amount of Risked Services.

                    4.3.1Service   Party   Limitations.    Notwithstanding   the
                         provisions of Article 4.2, the Service Parties shall be under no obligation to undertake Risked Services that are anticipated to produce a Negative Account Balance as to the Risked Services each Service Party provides on the Project Wells in a given Bundle in excess of the following amounts:

                    (i) as to Schlumberger, Four Million Nine Hundred Thousand Dollars ($4, 900,000.00);
                    (ii) as to Nabors and Pool  collectively,  Two Million Seven
                         Hundred Fifty Thousand Dollars ($2,750,000.00);
                    (iii)as   to   M-I,   Seven   Hundred    Thousand    Dollars
                         ($700,000.00); and
                    (iv) as to Red Oak, Five Million One Hundred Fifty  Thousand
                         Dollars ($5,150,000.00).

                    Finally, the Service Parties shall have no obligation to provide any Risked Services in connection with any proposed Bundle unless each is satisfied in its reasonable discretion that Pannonian has or will have appropriate means to satisfy all cash expenditure requirements associated with all Project Wells in that Bundle. Pannonian agrees to provide to each Service Party such information as that Service Party reasonably deems necessary to make such determination.

                    4.3.2Pannonian  Limitations.  If  Pannonian  is not the sole working interest owner in a Project Well, then in no event shall the cumulative total of all Service Parties' Percentages, together with Pannonian's expenditures for Total Well Construction and Completion Costs, in that well exceed Pannonian's Working Interest in such well.

     5.   SERVICE PARTY COMPENSATION

          5.1 Unrisked Services. Any Unrisked Services provided by a Service Party shall be governed by, and paid for in accordance with, the applicable Master Service Agreement.

          5.2  Risked Services.

               5.2.1Schlumberger's  Deferred Payments.  In consideration for the performance of Risked Services on a Bundle, Pannonian shall pay to Schlumberger Deferred Payments equal to the Net Profits of each Project Well in that Bundle multiplied by

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

                    Schlumberger's Percentage in such well. Schlumberger's right to Deferred Payments as to such Bundle shall commence in the month that Hydrocarbon Production is first sold from a Project Well in that Bundle and shall end one hundred forty-four (144) months (inclusive of the first month of Hydrocarbon Production) thereafter.

               5.2.2Nabors',  Pool's,  M-I's and Red Oaks' Net Profit  Interest.
                    In consideration for Nabors', Pool's, M-I's and Red Oak's Service Party's Expenditures, Pannonian shall grant unto each such Service Party an interest in the Contract Area equal to the Net Profits attributable to each Bundle multiplied by the applicable Service Party's Percentage for such Bundle for one hundred forty-four (144) months from the date of first sale of Hydrocarbon Production from the first well completed or recompleted in a given Bundle (the "Net Profits Interest").

          5.3 Deferred Payment Timing. Pannonian shall pay Deferred Payments by corporate check mailed to each Service Party's address set out in
               Article II no later than the 28th day of each Month beginning not later than sixty (60) days after the first sale of Hydrocarbon Production from the first completed and producing Project Well.

          5.4 Deferred Payment Account. Pannonian shall maintain an account (the "Deferred Payment Account") on its books and records for each Service Party in respect of each Bundle. Each Deferred Payment Account shall be credited with the aggregate of any Gross Proceeds received by Pannonian after the Effective Date for each Project Well in the Bundle, and shall be charged with the aggregate Production Costs incurred after the Effective Date.

               On or before the payment date set forth in Article 5.3 hereof, Pannonian shall furnish to each Service Party a detailed statement clearly reflecting the credits and debits against and the balance of the Deferred Payment Account for each Bundle as of the close of business on the last day of the preceding Month. Any Excess Production Costs reflected by any such statement shall be carried forward to the next and succeeding month or months until the Excess Production Costs have been liquidated.

          5.5 Deed of Trust. As security for the payment and performance of all of Pannonian's obligations to Schlumberger hereunder, Pannonian shall, upon request by Schlumberger, execute and acknowledge one or more Deed of Trust, Assignment of Production and Security Agreements as to each Bundle in the form of the attached Exhibit G-1, together with such financing statements and other instruments as Schlumberger may reasonably request in order properly to perfect the lien and security interests created by the Deed of Trust. Schlumberger shall file the Deed of Trust in all appropriate records to properly perfect the lien and security interest created thereunder. Pannonian agrees that Schlumberger may at any time assign, transfer or otherwise convey all or part of its right to receive Deferred Payments pursuant to this Agreement to any Person (herein called the "Deferred Payment Assignee"). Concurrently with any such conveyance to a Deferred Payment Assignee, (a) Schlumberger's right to receive the applicable Deferred Payments pursuant to this Agreement shall be

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

               automatically converted to a net profits interest, (b) Pannonian shall execute and deliver to such Deferred Payment Assignee an assignment of net profits interest in form and substance reasonably satisfactory to Schlumberger and the Deferred Payment Assignee, (c) Pannonian shall amend the Memorandum of Assignment of Net Profits Interest described in Section 5.6 below to reflect the Deferred Payment Assignee's Percentage, and (d) Schlumberger shall terminate the liens created by the Security Agreement as they relate to the applicable Deferred Payments and deliver to Pannonian executed releases, in form and substance reasonably satisfactory to Pannonian, to evidence such termination.

          5.6 Memorandum of Assignment. Pannonian shall, contemporaneously with the completion of Services on each Project Well, execute and file a Memorandum of Assignment of Net Profits Interest substantially in the form attached as Exhibit G-2. Pannonian shall from time to time amend such Memorandum of Assignment of Net Profits Interest to reflect each of Nabors', Pools', M-I's and Red Oak's Percentage. Final adjustment to the Service Parties' Percentages and payments to reallocate Deferred Payments made under inaccurate interim percentages shall be made by the Parties, as provided in Article 3.4(g) not more than ninety (90) days after completion of the Services on a given Bundle. In the event Pannonian fails to execute and file any Memorandum of Assignment when and as requested, the Parties hereby agree that such failure will cause potentially irreparable harm to the Service Parties and that, therefore, the Service Parties will be entitled to injunctive relief to cure such failure.

          5.7 Schlumberger Production Facilities Audit. At any time during which Schlumberger is entitled to receive Deferred Payments, Schlumberger shall have the right to enter the Contract Area and to audit the surface facilities to assess the performance of such facilities. Schlumberger may provide to the Executive Committee a recommendation regarding improvements or modifications to the facilities with a view to improving the flow of Hydrocarbon Production for eventual sale. The Executive Committee will review on a timely basis any such recommendations by Schlumberger and, if approved by the Executive Committee, the Field Development Plan shall be amended to include such activities.

          5.8 Interest on Past Due Payments. Any amount not paid by Pannonian when due shall bear, and Pannonian will pay, interest at the interest rate set forth in the applicable Master Service Agreement for late payments.

     6.   OPERATION OF THE PROJECT WELLS

          6.1 Prudent Operator Standard. Pannonian will conduct and carry on or cause to be conducted and carried on the exploration, development, maintenance and operation of the Project Wells in compliance with applicable federal, state, and local laws, rules, and regulations and in accordance with the standards of reasonable and prudent business judgment and sound oil and gas field practices customarily employed by oil and gas operators in the Contract Area.

          6.2 Emergencies. In any emergency situation posing a threat to life, property or the environment, Pannonian shall undertake all

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

               actions that it believes in good faith to be appropriate to contain and remedy the situation. While approval (whether under Article 4.2.6 or otherwise) shall not be required in connection with any such actions, Pannonian shall provide as soon as practicable a report to the Technical Committee of the situation and the actions undertaken.

          6.3 Production Monitoring and Surveillance. Schlumberger shall monitor the relevant production and parameters from the appropriate number of nodes (selected individual wells and field level gathering points) using its proprietary real time web based system to provide data in order continually to assist in the optimization of the Contract Area.

          6.4 Partial Disposal of Properties. At any time following July 1, 2005, Pannonian shall have the right in its sole discretion to dispose of its oil and gas interests in the Contract Area, whether by farmout, exchange, assignment or otherwise, free and clear of the terms of this Agreement; provided, however, that this Article 6.4 shall not permit Pannonian's disposal at any time of either a Project Well, and or the eight (8) immediately surrounding 80-acre offset drilling locations of Project Wells drilled in the first Bundle and alternate drilling locations provided such locations are identified in the Field Development Plan.

          6.5 Abandonment of Properties. Nothing herein contained shall obligate Pannonian to drill or complete any well in the Contract Area, to continue to operate any well in the Contract Area, or to operate or maintain in force or attempt to maintain in force any lease when, in Pannonian's reasonable opinion as a prudent operator, such well or lease is not economical. No Service Party shall ever have any liability for the plugging, abandonment or reclamation of any Project Well, although plugging, abandonment and reclamation costs are included as Production Costs.

          6.6 Development of Formations Outside this Agreement. Pannonian shall have the right in its sole discretion at any time and from time to time to drill, complete and operate oil and gas wells in the Contract Area, free and clear of the terms of this Agreement; provided, however, that this Article 6.6 shall not permit the drilling by Pannonian of a well within the spacing unit (or the 40-acre quarter-quarter section of the government survey, if no spacing has been adopted) of either a Project Well or an anticipated Project Well that has been approved by the Executive Committee for inclusion in a Bundle, unless Pannonian's well is drilled solely to test and produce formations that are not subject to this Agreement and such testing or drilling does not affect Hydrocarbon Production from any Project Well.

          6.7 Delay Rentals, Minimum Royalties, and Shut-in Gas Payments. Pannonian shall use reasonable commercial efforts to pay or cause to be paid in a proper and timely manner all delay rentals, minimum royalties, and shut-in gas payments which may be necessary to maintain its leases in the Contract Area in full force and effect, except to the extent that Pannonian has decided to dispose of or abandon such leases. Notwithstanding anything to the contrary herein, Pannonian shall not be liable to any Service Party for failure to pay or for incorrect payment of delay rentals, minimum royalties, shut-in gas payments, or any other contractual obligations, except where caused by the intentional or reckless conduct of Pannonian.

          6.8 Marketing Hydrocarbon Production. Pannonian shall market Hydrocarbon Production in accordance with Prudent Practices, taking into account relevant locations, qualities and other circumstances. Pannonian shall never market Hydrocarbon Production to its Affiliates or in any transaction other than an arms'-length transaction.

          6.9 Insurance. Pannonian shall maintain or cause to be maintained, during the period of time that any of the Service Parties are entitled to receive Deferred Payments, insurance coverage that is consistent with the requirements of the joint operating agreement applicable to the concerned Project Well. In the event there is no joint operating agreement applicable to a given well, Pannonian shall maintain insurance in the amounts required by the Master Service Agreement with Schlumberger.

     7.   EARLY BUYOUT

          Pannonian may buy out the Service Parties' entitlement to future Deferred Payments at any time after the termination of this Agreement, although it must first provide at least thirty (30) days advance written  notice  to the  Service  Parties  of its  intention  to do so
          ("Early Buyout Notice"). Upon exercise of the early buyout, each Service Party shall release its right to receive future Deferred Payments and terminate any mortgage or lien it then holds in the
          Contract Area securing such Deferred Payments upon payment by Pannonian to each Service Party of an amount equal to two hundred fifty percent (250%) of the Service Party's Expenditures for all Bundles, less any Deferred Payments that have been made to such Service Party through the date of the early buyout exercise.

     8.   TERM

          8.1  Term.  This  Agreement  shall remain in force and effect for five
               (5) years after the Effective Date, unless earlier terminated pursuant to Article 8.2.

          8.2 Termination. This Agreement may be terminated by written notice from the terminating Party to all other Parties in accordance with the following provisions:

               8.2.1Not later than April 16, 2004 by any Party, if Red Oak fails to deliver its Investment Election within 120 days after December 8, 2003, as provided in the Engagement Letter attached hereto as Exhibit D;

               8.2.2Immediately  by any Party,  after the Project  Wells in five
                    (5) Bundles have been completed;

               8.2.3Immediately  by any Service  Party,  if, through no fault of the terminating Service Party, at least ten (10) Project Wells have not been commenced in a calendar year;

               8.2.4Immediately  by any Party,  without  prejudice  to its other rights, if another Party becomes insolvent,  makes a general


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                    assignment for the benefit of its creditors,  applies for or consents to the appointment of a receiver, trustee or liquidation of all or substantially all of its assets, has an involuntary petition in bankruptcy filed against it which is not dismissed within sixty (60) days or fails to pay its debts and obligations as they become due, or if the terminating Party reasonably believes that any of the above events is likely to occur;

               8.2.5Immediately  by any Party,  without  prejudice  to its other rights, if another Party fails to pay any obligation under this Agreement within ten (10) Business Days after the same shall become due and payable, or if such other Party fails to duly observe, perform or comply with any other covenant, agreement, condition or provision of this Agreement and such failure remains unremedied for a period of thirty (30) days after written notice of such failure is given by the non-breaching Party to the breaching Party;

               8.2.6Upon thirty (30) days advance  written notice from Pannonian to the Service Parties if, at any time during the term of this Agreement, the Parties allow a cessation of drilling operations (not caused by Pannonian) for a period of greater than one-hundred (100) consecutive days between the completion of a Project Well and commencement of drilling operations on the next Project Well in an approved Bundle. Pannonian shall withdraw the notice of termination under this Article 8.2.6 should the Service Parties commence drilling operations prior to the expiration of the thirty
                    (30) day notice period; or

               8.2.7By mutual  agreement of the  Parties,  on such terms as they may agree.

          8.3 Survival. Notwithstanding any termination of this Agreement in accordance with Section 8.2, (i) the obligation of Pannonian to make Deferred Payments under Article 5 in respect of each Bundle shall continue for the full period provided by Article 5.2 for that Bundle and (ii) the confidentiality provisions of Article 10 shall continue for a period of eighteen (18) months following the termination of this Agreement.

          8.4 Return of Property. Pannonian shall promptly return all property of each Service Party that is in Pannonian's possession or under its control upon termination of this Agreement. Similarly, each Service Party shall promptly return to Pannonian all property of Pannonian, and to each Service Party all property belonging to that Service Party, which is in such Service Party's possession or under its control upon termination of this Agreement.

     9.   GENERAL TERMS AND CONDITIONS

          9.1 Effect of Master Service Agreement. The Parties agree that the provision of Services by each Service Party shall be governed by the terms and conditions contained in that Service Party's Master Service Agreement. To the extent that any term or condition set forth in the Master Service Agreement is not addressed in this Agreement, the term or condition in the Master Service Agreement shall apply as between the parties to such Master Service Agreement. To the extent that any indemnity is extended by any

               Party in the Master Service Agreement, it is agreed that, for the purposes of this Agreement, such indemnity shall apply to the extent it is applicable. To the extent that any term or condition set forth in the Master Service Agreement conflicts with the provisions of this Agreement, the provisions of this Agreement shall control. The Master Service Agreements are incorporated herein by reference thereto for all purposes and are made a part hereof.

          9.2 Other Documents. In the event any Party issues any acknowledgment, delivery ticket, invoice, purchase order or other instrument whose terms are inconsistent with any of the terms or provisions of this Agreement, such terms shall be unenforceable and the terms of this Agreement shall control.

     10.  CONFIDENTIAL INFORMATION AND INTELLECTUAL PROPERTY

          10.1 Confidential Information. "Confidential Information" means information unavailable from public sources that any of the Parties considers confidential and proprietary information, including, but not limited to, the terms of this Agreement, seismic records and tapes, interpreted well logs, maps, engineering data, and financial information relating to the Contract Area, together with nonproprietary seismic data that has been licensed from Third Parties under terms which restrict the licensee's use, disclosure, or display of such data.

          10.2 Nondisclosure. Each Party agrees that any Confidential Information obtained by it from any other Party under the terms of this Agreement will be held in strict confidence and will not be disclosed by it to any Third Party without written authorization from the originating Party, unless such information
               (i) is in the public domain through no fault of the disclosing Party or (ii) is required to be publicly disclosed under applicable securities laws. Each Party agrees to limit access to such Confidential Information only to those of its Affiliates and Representatives who have a need under or in furtherance of this Agreement to review such Confidential Information.

          10.3 Other Working Interest Owners. Notwithstanding the foregoing, the terms of this Agreement and all related financial information may be disclosed by Pannonian to Third Parties owning working interests in a Project Well, but only if such working interest owners have themselves requested such information in the course of a joint interest billing audit and have agreed to be bound by the confidentiality provisions of this Agreement.

          10.4 Confidential Procedures of Service Parties. Pannonian acknowledges that the procedures, processes, methods and know-how used in rendering the Services and the formulas, components, mixtures, specifications and other descriptions of the oilfield products are considered confidential and proprietary to each Service Party and will not be divulged to Pannonian. Pannonian agrees that it and its Affiliates shall hold the same in strictest confidence and shall not to attempt to analyze or test any oilfield products provided by the Service Parties, including mixtures, to determine their formula or components.

          10.5 Confidential Procedures of Pannonian. The Service Parties acknowledge that their personnel will have access to certain procedures, processes, methods, know-how and practices used by Pannonian in its business planning and its development of the Contract Area. Each Service Party agrees that it and its Affiliates shall treat Pannonian's information provided to such personnel as confidential and proprietary, and shall not disclose the same to Third Parties or to any of its or its Affiliates personnel, other than those of its Representatives who have a need to review such Confidential Information for the purposes stated herein.

          10.6 Confidential Designs, Drawings, Information and Data. Pannonian shall treat as secret and confidential, and shall not, except in connection with this Agreement, make any use whatsoever of any designs, drawings, information or data furnished to Pannonian by the Service Parties hereunder. Similarly, the Service Parties shall treat as secret and confidential, and shall not, except in connection with this Agreement, make any use whatsoever of any designs, drawings, information or data furnished by Pannonian hereunder.

          10.7 No Intellectual Property Assignments. Nothing in this Agreement shall be deemed to constitute or result in an assignment to one Party of any trademarks owned or used by any other Party or the Confidential Information, or the creation of any equitable or other interest therein, or to grant one Party any right to use the trademarks owned or used by any other Party or the other Party's Confidential Information. Each Party agrees never to impugn or challenge, or to assist in any challenge to the validity of, the trademarks, any registration thereof or any other Party's ownership thereof.

          10.8 New Copyrights and Patents. Schlumberger shall have the right to obtain copyrights or patents on any method, material or equipment originating in whole or in part from Schlumberger arising in the course of or out of this Agreement.

          10.9 Copyright and Patent Cooperation and Use. Pannonian, Nabors, Pool and M-I (for purposes of this Article 10.9, each a "User Party") shall provide reasonable cooperation in all efforts by Schlumberger to obtain such patents and copyrights, and will be reimbursed a reasonable amount for the time and expense required in providing such cooperation. If requested by any User Party, Schlumberger shall grant to such User Party an irrevocable, royalty-free license to use any patent developed out of this Agreement exclusively for the User Party's use in the normal course of its business, although any such license shall not be sold, licensed, sublicensed or otherwise transferred to a Third Party without the approval of Schlumberger. If requested by any User Party, Schlumberger shall grant to such User Party an irrevocable license, free from royalty, for the User Party's internal use only of any copyrighted documents developed hereunder. It is understood and agreed that each User Party shall have no right to grant any sublicense to Third Parties for such copyrights.

          10.10Proceedings  to  Compel  Disclosure.  If a Party  hereto,  or its
               Representative, is required by any court or legislative or administrative body to disclose any Confidential Information belonging to any other Party, the Party required to make such disclosure shall provide the disclosing Party with prompt notice of such requirement in order to afford the disclosing Party the opportunity to seek an appropriate protective order. If, however, the Party seeking to prevent the disclosure does not seek or is unable to obtain such protective order, then the Party required to compel such Confidential Information may disclose such Confidential Information, without liability to the other Party, if such disclosure is, in the opinion of counsel, required under pain of liability for contempt or other penalty.

          10.11Injunctive Relief. In the event of breach or threatened breach by one Party or its Representatives of the provisions of this
               Article 10, the disclosing Party shall be entitled to an injunction or judicial order equivalent thereto restraining that Party or its Representatives from using or disclosing, in whole or in part, such Confidential Information. Nothing herein shall be construed as prohibiting any Party from pursuing any other remedies available to it for such breach or threatened breach, including recovery of damages from the other Party.

          10.12Non-Confidentiality  for Tax Purposes.  Notwithstanding  anything to the contrary contained herein, each Party to this Agreement (and each employee, representative, or other agent of such Party) may disclose to any person as required or allowed by applicable law, rule or regulation, the tax treatment and tax structure of the transaction contemplated by this Agreement (the "Transaction") and all materials of any kind (including opinions or other tax analyses) that are provided to such Party relating to such tax treatment and tax structure. Nothing in this Agreement, or any other agreement between the Parties hereto, whether express or implied, shall be construed as limiting in any way the ability of any Party to consult with any tax advisor independent from all other entities involved in the Transaction regarding the treatment, tax structure or tax consequences of the Transaction.

     11.  NOTICES

          Any notice required under the terms of this Agreement shall be in writing, addressed to the Party to whom sent, and transmitted prepaid by air courier, telecopy or other facsimile transmission with signed original to follow by air courier. All such notices in compliance with this provision shall be deemed given when actually delivered to the recipient's address. For purposes of this Agreement, the addresses of the Parties are as follows until changed by written notice from the Party desiring to change its address to the other Parties:

         If to Schlumberger:                Schlumberger Technology Corporation
                                            6501 South Fiddler's Green Circle,
                                            Greenwood Village, Colorado  80111,
                                            Telephone:        303-486-3246
                                            Facsimile:        303-486-3249
                                            Attention:        James Stewart

                                            cc:        NAM General Counsel
                                                       300 Schlumberger Drive
                                                       Sugar Land, Texas  77478

         If to Pannonian:           Pannonian Energy
                                            14 Inverness Drive East
                                            Building H, Suite 236
                                            Englewood, Colorado 80112
                                            Telephone:        303-483-0044
                                            Facsimile:        303-483-0011
                                            Attention:        Mark Erickson

         If to Nabors:                      Nabors Drilling USA, LP
                                            515 W. Greens Rd., Suite 1000
                                            Houston, Texas 77067
                                            Telephone:        281-775-8527
                                            Facsimile:        281-775-8414
                                            Attention:        J. R. Smith

         If to Pool:                        Pool Well Services Co.
                                            515 W. Greens Rd., Suite 1000
                                            Houston, Texas 77067
                                            Telephone:        281-775-8527
                                            Facsimile:        281-775-8414
                                            Attention:        J. R. Smith

         If to M-I:                         M-I, LLC
                                            5950 North Course Drive
                                            Houston, Texas 77025
                                            Telephone:   832-295-2774
                                            Facsimile:   832-295-2501
                                            Attention:   Contracts Administrator
                                            cc: Joe  P.  Bacho

         If to Red Oak:                     Red Oak Capital Management, LLC
                                            11757 Katy Freeway, Suite 300
                                            Houston, Texas  77079
                                            Telephone:         281-493-4450
                                            Facsimile:         281-493-4490
                                            Attention:        James Whipkey

     12.  MISCELLANEOUS PROVISIONS

          12.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

          12.2 Dispute Resolution. Any dispute or controversy between the Parties arising out of or related to this Agreement or the provision of Services contemplated hereunder shall be finally settled by binding arbitration between the Parties pursuant to the commercial arbitration rules of the American Arbitration Association. The arbitration shall be conducted in Denver, Colorado, before a single arbitrator. In the event the disputing Parties are unable to agree upon an arbitrator within fifteen
               (15) days of the notice of arbitration, the American Arbitration Association shall select an arbitrator for the Parties. The arbitration award may be enforced by application to any court of competent jurisdiction. Except as may otherwise be awarded by the arbitrator, the prevailing party in any such proceeding shall be entitled to recover, in addition to other damages to which it may be entitled to recover, its reasonable attorney's fees incurred in connection with such proceeding.

          12.3 Compliance with Laws. Each Service Party agrees to comply in material respects with all laws, statutes, codes, rules, and regulations, which are now or may become applicable to its Services or arising out of the performance of its Services.

          12.4 Amendment; Entire Agreement; No Waiver. No modification of this Agreement shall be of any force or effect unless in writing and signed by an authorized signatory of all Parties. This Agreement, together with any service orders, service requests and the Exhibits attached hereto, constitutes the entire understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements, negotiations and discussions of the Parties in relation to its contents. Failure to enforce any or all of the terms and conditions of this Agreement in a particular instance or instances shall not constitute a waiver thereof or preclude subsequent enforcement thereof.

          12.5 Assignment. Pannonian may not assign its rights or obligations under this Agreement without the prior written consent of the Service Parties, which shall not be unreasonably withheld. Each Service Party shall have the right to assign all rights and obligations under this Agreement to an Affiliate, without prior consent of Pannonian. No Service Party will transfer or assign its respective rights and obligations under this Agreement, except its right to receive payments hereunder, to a Non-Affiliate without the prior written consent of Pannonian.

          12.6 Rules of Construction. All references in this Agreement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereunder"' and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Unless the context otherwise requires: "including" and its grammatical variations mean "including without limitation"; "or" is not exclusive; words in the singular form shall be construed to include the plural and vice versa; words in any gender include all other genders; references herein to any instrument or agreement refer to such instrument or agreement as it may be from time to time amended or supplemented; and references herein to any Person include such Person's successors and assigns. All references in this Agreement to exhibits and schedules refer to exhibits and schedules to this Agreement unless expressly provided otherwise, and all such exhibits and schedules are hereby incorporated herein by reference and made a part hereof for all purposes.

     13.  SEVERABILITY; SAVINGS CLAUSE

          Any provision or term of this Agreement that is or may be void or unenforceable shall, to the extent of such invalidity or unenforceability, be deemed severable and shall not affect any other provision of this Agreement. All Parties agree that the exculpatory, indemnification and hold harmless provisions herein, or in the Master Service Agreements which are incorporated herein by reference, shall be modified or altered only insofar as required by a jurisdiction purporting to limit such provisions, it being the intention of all Parties to enforce to the fullest extent all terms and conditions herein agreed to.

     14.  WARRANTIES/DISCLAIMERS

          14.1 Service Party Disclaimer. In preparing technical recommendations, each Service Party shall provide Pannonian the benefit of its best judgment based on its experience. All such technical recommendations are opinions only, and it may not be possible for the Service Parties to obtain first-hand knowledge of the many variable conditions that could affect the outcome of the services. NO WARRANTY IS GIVEN AS TO THE EFFECTIVENESS OR RESULTS OF THE SERVICES THAT WILL BE RENDERED HEREUNDER, NOR AS TO THE OUTCOME OF IMPLEMENTATION OF ANY TECHNICAL RECOMMENDATION. NO SERVICE PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES, EXCEPT TO THE EXTENT, IF ANY, SET FORTH IN ITS MASTER SERVICE AGREEMENT. MOREOVER, SCHLUMBERGER MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY DATA, INFORMATION OR RECORDS FURNISHED TO ANY OTHER PARTY IN CONNECTION WITH THIS AGREEMENT.

          14.2 Pannonian Title Warranty. Pannonian represents and warrants to the Service Parties that it will be the owner (or have appropriate operational rights under a farmout or earning agreement from the owner) of the leasehold interests constituting the drill site of a Project Well, but only to extent indicated in the drilling opinion furnished by Pannonian to the Service Parties with the AFE for such Project Well. Pannonian will take appropriate steps to maintain such interest in good standing and free and clear of all liens, charges, encumbrances and claims whatsoever. To the best of Pannonian's knowledge, there is no claim, action or administrative proceeding pending which may jeopardize title to any interest Pannonian holds on the Effective Date. Pannonian shall provide such documentation to the Service Parties as they may reasonably require to satisfy themselves that Pannonian owns such interests.

     15.  FORCE MAJEURE

          If, as a result of an event of Force Majeure, any Party is rendered unable, wholly or in part, to carry out its obligations under this Agreement, other than the obligation to pay any amounts due or to furnish security, then the obligations of that Party, so far as and to the extent that the obligations are affected by such event of Force Majeure, shall be suspended during the continuance of any inability so caused, but for no longer period. The Party claiming Force Majeure shall notify the other Parties of the Force Majeure situation within a reasonable time after the occurrence of the cause relied on and shall keep the other Parties timely informed of all significant developments. Such notice shall give reasonably full particulars of said event of Force Majeure, and also estimate the period of time that said Party likely will require to remedy the Force Majeure. The affected Party shall use all reasonable diligence to remove or overcome the Force Majeure situation as quickly as possible in an economic manner, but shall not be obligated to settle any labor dispute except on terms acceptable to it and all such disputes shall be handled within the sole discretion of the affected Party.

          For the purposes of this Agreement, "Force Majeure" shall mean circumstances that were irresistible or reasonably beyond the control of the Party concerned.

     16.  RELATIONSHIP OF THE PARTIES

          This Agreement is not intended to create, nor shall it be construed as creating, any joint venture, association, partnership, trust or fiduciary relationship nor shall it give rise to the imposition of a fiduciary obligation or liability with regard to any one or more of the Parties. In this Agreement, the Parties agree that where decisions are to be taken hereunder by unanimous agreement, agreement thereto shall not be unreasonably withheld.

     17.  CAPACITY OF PANNONIAN

          The Service Parties agree to look only to Pannonian for the due performance of this Agreement and nothing herein contained shall impose any liability upon, or entitle the Service Parties to commence any proceedings against any party having an interest in the Contract Area other than Pannonian. Furthermore, only Pannonian shall be entitled to enforce this Agreement on behalf of all interest holders in the Contract Area as well as for itself and, for this purpose only, Pannonian may commence proceedings in its own name to enforce all obligations and liabilities of the Service Parties and to make any claim which any of the said interest owners may have against the Service Parties in relation to or arising out of this Agreement.

     18.  REASONABLENESS

          Each of the Parties undertakes to do all things reasonably within its power that are necessary to give effect to the spirit and intent of this Agreement. None of the Parties shall act unreasonably or without giving due regard to the representations of the other Party when reaching any decision as to the giving or withholding of consent or approval or when exercising any other discretion pursuant to this Agreement.

     19.  CONFLICTS OF INTEREST

          Conflicts of interest relating to this Agreement are strictly prohibited. Except as otherwise expressly provided herein, no Service Party and no director, employee or agent of a Service Party or its subcontractors shall give to or receive from any director, employee or agent of Pannonian any gift, entertainment or other favor of significant value, or any commission, fee or rebate. Likewise, no Service Party and no director, employee or agent of a Service Party or its subcontractors shall, without prior written notification thereof to Pannonian, enter into any business relationship with any director, employee, or agent of Pannonian or any of its Affiliates, unless such person is acting for and on behalf of Pannonian. Each Service Party undertakes promptly to notify Pannonian of any violation of this Article, with the understanding that any consideration received as a result of such violation shall be paid over or credited to Pannonian. Additionally, in the event of any violation of this Article, including any violation occurring prior to the date of this Agreement, resulting directly or indirectly in Pannonian's consent to enter into this Agreement, Pannonian may, at Pannonian's sole option, terminate this Agreement at any time and notwithstanding any other provision of this Agreement, pay each Service Party only for that part of the services provided prior to the date of termination. Any representatives authorized by a Party hereto may audit any and all records of the other Party, as well as applicable subcontractors, for the sole purpose of determining whether there has been compliance with this
          Article 19.

     20.  CORPORATE POWER AND AUTHORITY

          Each of the Parties represents and warrants to the other that it has full power to enter into and perform its obligations under this Agreement and that, when executed, this Agreement will constitute such Party's legal, valid and binding obligations in accordance with its terms.

     21.  GOVERNMENT APPROVALS

          From and after the execution hereof, each of the Parties hereto, without further consideration, shall use its best efforts to execute, deliver, submit, gain approvals of, and record, or cause to be executed, delivered, submitted, and recorded, good and sufficient permits, designations of operator forms, other regulatory documents and instruments, as applicable, and take such other action as may be reasonably required to carry out the purposes of this Agreement and to give effect to the covenants, stipulations and obligations of the Parties hereto.

     22.  PUBLIC ANNOUNCEMENTS

          No Party will issue, or permit any agent or Affiliate to issue, any press release, announcement or other public statement with respect to this Agreement and the transactions contemplated hereby, unless (i) the prior written approval of the other Parties has been obtained or
          (ii) any Party believes in good faith that it is required by applicable government regulations to disclose any information related to this Agreement, in which event, it shall notify the other Parties of its belief and shall seek appropriate confidentiality protections for the information required to be disclosed. The Parties further agree that approval will not be unreasonably withheld.

     23.  MODIFICATION OF EXHIBITS

          Additional Exhibits or amendments may be necessary to fully address the financial and operational details of the various activities under this Agreement. The Parties agree to cooperate to obtain the execution of any documents necessary to carry out the intention of this Article 23.

     24.  NO LIABILITY; INDEMNITY

          EXCEPT TO THE EXTENT OF THE SERVICE PARTIES' EXPENDITURES, THE SERVICE PARTIES SHALL NEVER BE RESPONSIBLE FOR ANY PART OF THE COSTS, EXPENSES OR LIABILITIES INCURRED IN CONNECTION WITH:

          (A) THE EXPLORING, DEVELOPING, OPERATING, OWNING, MAINTAINING, REWORKING OR RECOMPLETING OF THE EVALUATION WELLS OR ANY PROJECT WELL, THE PHYSICAL CONDITION OF THE CONTRACT AREA, OR THE HANDLING, TREATING OR TRANSPORTING OF HYDROCARBONS PRODUCED FROM THE CONTRACT AREA (INCLUDING ANY COSTS, EXPENSES, LOSSES OR LIABILITIES RELATED TO VIOLATION OF AN ENVIRONMENTAL LAW OR OTHERWISE RELATED TO DAMAGE TO OR REMEDIATION OF THE ENVIRONMENT, WHETHER THE SAME ARISE OUT OF A SERVICE PARTY'S LIEN ON ANY PROPERTY OR OUT OF THE ACTIONS OF PANNONIAN OR THE SERVICE PARTIES OR OF THIRD PARTIES OR ARISE OTHERWISE), OR

          (B) THE FAILURE BY PANNONIAN TO HAVE GOOD AND DEFENSIBLE TITLE TO THE PROJECT WELLS, FREE AND CLEAR OF ALL BURDENS, ENCUMBRANCES, LIENS AND TITLE DEFECTS (INCLUDING ANY COSTS, EXPENSES, LOSSES OR LIABILITIES SUFFERED BY THE SERVICE PARTIES AS A RESULT OF ANY CLAIM THAT ANY SERVICE PARTY MUST DELIVER OR PAY OVER TO ANY PERSON ANY PART OF THE PROCEEDS OF HYDROCARBON PRODUCTION THEREOF AT ANY TIME PREVIOUSLY RECEIVED OR THEREAFTER TO BE RECEIVED BY ANY SERVICE PARTY),

          AND PANNONIAN AGREES TO INDEMNIFY AND HOLD THE SERVICE PARTIES HARMLESS FROM AND AGAINST ALL COSTS, EXPENSES, LOSSES AND LIABILITIES INCURRED BY THE SERVICE PARTIES IN CONNECTION WITH ANY OF THE FOREGOING INCLUDING THE ENFORCEMENT OR DEFENSE THEREOF OR HEREOF AT ANY TIME ASSOCIATED WITH OR CONTEMPLATED IN ANY OF THE FOREGOING. SUCH INDEMNITY SHALL ALSO COVER ALL REASONABLE COSTS AND EXPENSES OF THE SERVICE PARTIES, INCLUDING REASONABLE LEGAL FEES AND EXPENSES, WHICH ARE INCURRED INCIDENT TO THE MATTERS INDEMNIFIED AGAINST. AS USED IN THIS ARTICLE 24, "SERVICE PARTY" MEANS EACH SERVICE PARTY AND ITS' SUCCESSORS AND ASSIGNS, ALL OF THEIR RESPECTIVE AFFILIATES, AND ALL OF THE OFFICERS, DIRECTORS, AGENTS, BENEFICIARIES, TRUSTEES, ATTORNEYS AND EMPLOYEES OF THEMSELVES AND THEIR AFFILIATES.

          THE FOREGOING INDEMNITY SHALL APPLY WHETHER OR NOT ARISING OUT OF THE SOLE, JOINT OR CONCURRENT NEGLIGENCE, FAULT OR STRICT LIABILITY OF ANY SERVICE PARTY AND SHALL APPLY, WITHOUT LIMITATION, TO ANY LIABILITY IMPOSED UPON ANY SERVICE PARTY AS A RESULT OF ANY THEORY OF STRICT LIABILITY OR ANY OTHER DOCTRINE OF LAW, PROVIDED THAT THE FOREGOING INDEMNITY SHALL NOT APPLY TO ANY COSTS, EXPENSES, LOSSES OR LIABILITIES INCURRED BY ANY SERVICE PARTY TO THE EXTENT PROXIMATELY

          CAUSED SOLELY BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH SERVICE PARTY. THE FOREGOING INDEMNITY SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND THE OTHER DOCUMENTS RELATED HERETO.

     25.  COUNTERPARTS

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one agreement.


IN WITNESS WHEREOF, this Agreement is executed as of the date first above written, but is effective as of the Effective Date.


Pannonian Energy Inc.                        Schlumberger Technology Corporation



By: /s/ Michael Decker                      By: /s/ Gary Kolstad
    -------------------------------             --------------------------------
Name: Michael Decker                        Name: Gary Kolstad
      -----------------------------               ------------------------------
Title:Executive Vice President/COO          Title: Vice President
      -----------------------------                -----------------------------

Nabors Drilling USA, LP                      M-I, LLC



By: /s/ Randall D. Clark                     By: /s/ Bryan L. Dudman
    -------------------------------             -------------------------------
Name: Randall D. Clark                       Name: Bryan L. Dudman
     ------------------------------              -------------------------------
Title: Vice Pres Business Development        Title:Senior VP Western Hemisphere
      -----------------------------------         ------------------------------

Pool Well Services Co.                      Red Oak Capital Management, LLC


By: /s/ Nickolas Petronio                   By: /s/ James M. Whipkey
   -------------------------------------        --------------------------------
Name: Nickolas Petronio                     Name: James M. Whipkey
   -------------------------------------         -------------------------------
Title: President                            Title: Managing Director
   -------------------------------------         -------------------------------


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